Exhibit 8.1

May 16, 2011

Enbridge Energy Partners, L.P.

1100 Louisiana, Suite 3300

Houston, Texas 77002

Re:        Enbridge Energy Partners, L.P.

Ladies and Gentlemen:

We have acted as counsel for Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, on the date hereof. The Registration Statement relates to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), of up to $500,000,000 worth of Class A Common Units representing limited partner interests in the Partnership. In connection therewith, we have participated in the preparation of the discussion (the “Discussion”) set forth under the caption “Material Tax Consequences” in the Prospectus.

Subject to the assumptions, qualifications and limitations set forth in the Discussion, we hereby confirm that all statements of legal conclusions contained in the Discussion reflect the opinion of Fulbright & Jaworski L.L.P. with respect to the matters set forth therein as of the date of the Prospectus.

In providing this opinion, we have examined and are relying upon the truth and accuracy at all relevant times of the statements, covenants and representations contained in (i) the Registration Statement, (ii) the Prospectus, (iii) certain other filings made by the Partnership with the SEC, and (iv) other information provided to us by the Partnership and Enbridge Energy Company, Inc., a Delaware corporation and the general partner of the Partnership.

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Registration Statement dated hereof and to the reference to our firm and this opinion contained in the Prospectus. In giving such consent, we do not hereby admit that we are (i) experts within the meaning of Section 11 of the Act or (ii) within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC issued thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

Fulbright & Jaworski L.L.P.

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